UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York		14221
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2012, the Compensation Committee of the Board of Directors of National Fuel Gas Company (the “Company”) approved payments under the National Fuel Gas Company Performance Incentive Program (the “Program”) for the performance period of October 1, 2008 to September 30, 2011 (“Performance Period”). As disclosed in the Company’s proxy statement filed on January 20, 2012 (the “Proxy Statement”), the performance condition for the Performance Period was the Company’s total return on capital as compared to the total return on capital for peer companies in the Natural Gas Distribution and Integrated Natural Gas Companies group as calculated and reported in the Monthly Utility Reports of AUS, Inc. (“AUS”), a leading industry consultant not affiliated with the Company.

Under the Program, the percentage of the target incentive paid to participants depends upon the Company’s performance relative to the peer group, and not upon a pre-established absolute level of return on capital achieved by the Company. To achieve the target incentive established, the Company must outperform 60% of the peer group with respect to total return on capital. The established performance targets and payout schedule are as follows:

National Fuel Gas Company’s Rank as a Percentile of the Peer Companies	Percentage of Target Incentive Paid
<45.01%	0%
45.01%	50%
60%	100%
75%	150%
100%	200%

For performance levels between two established targets, the payout is determined by mathematical interpolation.

The Company estimated in the Proxy Statement that its performance relative to the peer group would result in a payout of approximately 172.8% of the target incentive set for each of the participants in the Program. As stated in the Proxy Statement, the estimated payments disclosed therein were subject to change based on the final Monthly Utility Report of AUS for the Performance Period. Taking into account that final report, the Company calculated a three-year average return on capital for each of the companies in the peer group, as follows:

Company	Three-Year Average Return on Capital (%)	Percentile Ranking
Energen Corporation	12.07	100.0%
Questar Corporation	11.50	94.7%
Gas Natural, Inc. (formerly Energy West Inc.)	9.93	89.5%
National Fuel Gas Company	9.70	84.2%
Piedmont Natural Gas Co., Inc.	8.93	79.0%
RGC Resources, Inc.	8.93	73.7%
EQT Corporation (formerly Equitable Resources, Inc.)	8.40	68.4%
Washington Gas Light Company (WGL Holdings)	8.30	63.2%
Laclede Gas Company	8.03	57.9%
South Jersey Industries, Inc.	7.90	52.6%
Atmos Energy Corporation	7.90	47.4%
Delta Natural Gas Company	7.87	42.1%
AGL Resources Inc.	7.83	36.8%
New Jersey Resources Corp.	7.77	31.6%
Southwest Gas Corporation	7.63	26.3%
Northwest Natural Gas Co.	7.37	21.1%
Southern Union Company	7.13	15.8%
ONEOK Inc.	7.07	10.5%
Williams Companies, Inc.	3.70	5.3%
El Paso Energy Corporation	2.47	0.0%

As indicated in the table, the Company achieved a percentile rank of 84.2% in the peer group. Based upon that level of performance, the Compensation Committee approved a payout of 168.4% (compared to the estimate of 172.8%) of the target incentive awarded to the participants in the Program for the Performance Period.

The approved payouts are as follows for the Company’s named executive officers: D. F. Smith, $1,091,232; R. J. Tanski, $631,500; D. P. Bauer, $50,520; M. D. Cabell, $404,160; and A. M. Cellino, $336,800. These payouts will result in new total compensation figures for purposes of the Summary Compensation Table appearing in the Proxy Statement for fiscal 2011 as follows: D. F. Smith, $6,931,512; R. J. Tanski, $4,708,564; D. P. Bauer, $769,927; M. D. Cabell, $2,388,115; and A. M. Cellino, $2,940,247.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

February 23, 2012	By:	/s/ James R. Peterson
James R. Peterson
Assistant Secretary